Exhibit 99.01

Contacts:	Investors	Media
	Bob Lawson	Diane Carlini
	Intuit Inc.	Intuit Inc.
	650-944-6165	650-944-6251
	robert_lawson@intuit.com	diane_carlini@intuit.com
Intuit Fiscal 2007 Revenue Grows 17 Percent
Fourth-Quarter Revenue Increases 31 Percent Over Prior Year
MOUNTAIN VIEW, Calif. — Aug. 22, 2007 - Intuit Inc. (Nasdaq: INTU) today announced strong results for its fourth quarter and fiscal year 2007, which ended July 31.
     “We are very pleased with the results of our fourth quarter and fiscal year,” said Steve Bennett, Intuit’s president and chief executive officer. “All of our businesses performed very well. We posted another year of double-digit revenue and earnings growth and we feel great about our position as we enter fiscal 2008.”
Fiscal 2007 Financial Highlights
•	Revenue of $2.67 billion increased 17 percent from fiscal 2006. Growth was driven by strong performance in Intuit’s two largest growth engines, Small Business and Tax, and the acquisition of Digital Insight in February 2007.

•	GAAP (General Accepted Accounting Principles) operating income from continuing operations of $637.6 million, up 13 percent from fiscal 2006.

•	GAAP net income of $440 million, up 6 percent from fiscal 2006. This represents diluted earnings per share, or EPS, of $1.24, up 7 percent from fiscal 2006.

•	Non-GAAP operating income of $764.8 million, up 17 percent from fiscal 2006 and non-GAAP diluted EPS of $1.43, up 18 percent from fiscal 2006.
Fiscal 2007 Business Segment Results
•	QuickBooks revenue was $598.2 million, up 11 percent over fiscal 2006.

•	Payroll and Payments revenue was $516.7 million, up 12 percent over fiscal 2006.
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Intuit Fourth Quarter 2007 Earnings

•	Consumer Tax revenue was $812.9 million, up 15 percent over fiscal 2006.

•	Professional Tax revenue was $291.8 million, up 7 percent over fiscal 2006.

•	Financial Institutions revenue was $150.4 million and includes the results of Digital Insight, which was acquired on Feb. 6, 2007.

•	Other Businesses revenue was $303 million, up 5 percent over fiscal 2006. This segment excludes the results of the Intuit Distribution Management Solutions business, whose sale to Activant Solutions was announced in July. This business is treated as discontinued operations for all periods presented.
Fourth-Quarter 2007 Highlights
•	Revenue of $432.7 million increased 31 percent from the year-ago quarter. Growth was driven by the acquisition of Digital Insight in February 2007 and strong performance in Small Business.

•	GAAP operating loss from continuing operations of $56.7 million compared with a GAAP operating loss from continuing operations of $56.9 million in the year-ago quarter. Intuit typically posts a seasonal loss in its fourth quarter when it has little revenue from its tax businesses but expenses remain relatively constant. On a non-GAAP basis, Intuit had an operating loss of $17.3 million versus a non-GAAP operating loss of $37.8 million in the year-ago quarter.

•	GAAP net loss of $13.6 million compared with a GAAP net loss of $18.9 million in the year-ago quarter. This represents a net loss of $0.04 per share versus a net loss of $0.06 per share in the year-ago quarter. These results include a gain of $31 million from the sale of outsourced payroll assets.

•	Non-GAAP net loss of $7.4 million compared with a non-GAAP net loss of $11.4 million in the year ago quarter. This represents a non-GAAP net loss per share of $0.02 versus a non-GAAP net loss per share of $0.03 in the year-ago quarter.
Forward-Looking Guidance for Fiscal 2008
     Intuit provided its financial guidance for fiscal 2008, which will end on July 31, 2008. The company expects:
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Intuit Fourth Quarter 2007 Earnings

•	Revenue of $3 billion to $3.05 billion, or year-over-year growth of 12 percent to 14 percent.

•	GAAP operating income of $660 million to $675 million, or year-over-year growth of 4 percent to 6 percent. On a non-GAAP basis, operating income is expected to be $855 million to $870 million, or year-over-year growth of 12 percent to 14 percent.

•	GAAP diluted EPS of $1.41 to $1.43, or year-over-year growth of 14 percent to 15 percent. On a non-GAAP basis, diluted EPS is expected to be $1.59 to $1.61, or year-over-year growth of 11 percent to 13 percent.
     Revenue, GAAP EPS and non-GAAP EPS guidance for each quarter of fiscal 2008 is provided in the accompanying tables.
Fiscal 2008 Business Segment Guidance
     Intuit’s expected results for its business segments for the 2008 fiscal year are:
•	QuickBooks revenue of $646 million to $667 million, or year-over-year growth of 8 percent to 12 percent.

•	Payroll and Payments revenue of $543 million to $563 million, or year-over-year growth of 5 percent to 9 percent. Without the impact of the sale of Intuit’s fully outsourced payroll customers in February 2007 the company would have expected revenue growth of 12 percent to 16 percent.

•	Consumer Tax revenue of $880 million to $910 million, or year-over-year growth of 8 percent to 12 percent.

•	Professional Tax revenue of $289 million to $295 million, or year-over-year growth of minus 1 percent to 1 percent.

•	Financial Institutions revenue of $300 million to $311 million.

•	Other Businesses revenue of $339 million to $351 million, or year-over-year growth of 12 percent to 16 percent.
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Intuit Fourth Quarter 2007 Earnings

First-Quarter 2008 Guidance
     Intuit’s expected results for the first quarter of 2008, which will end Oct. 31, 2007 are:
•	Revenue of $426 million to $441 million, or year-over-year growth of 22 percent to 26 percent.

•	GAAP operating loss of $105 million to $116 million and non-GAAP operating loss of $56 million to $67 million. Intuit typically posts a seasonal loss in its first quarter when it has little revenue from its tax businesses but expenses remain relatively constant.

•	GAAP net loss per share of $0.07 to $0.09 per share and non-GAAP net loss per share of $0.12 to $0.14.
Webcast and Conference Call Information
     A live audio webcast of Intuit’s fourth-quarter and fiscal 2007 conference call is available at http://www.intuit.com/about_intuit/investors/webcast.jhtml. The call begins today at 1:30 p.m. PDT. The replay of the audio webcast will remain on Intuit’s Web site for one week after the conference call. Intuit has also posted this press release, including the attached tables and non-GAAP to GAAP reconciliations on its Web site and will post the conference call script shortly after the conference call concludes. These documents may be found at http://www.intuit.com/about_intuit/investors/earnings/2007/.
     The conference call number is 866-837-9786 in the United States or 703-639-1423 from international locations. No reservation or access code is needed. A replay of the call will be available for one week by calling 888-266-2081, or 703-925-2533 from international locations. The access code for this call is 1120809.

Intuit, the Intuit logo, and QuickBooks, among others, are registered trademarks and/or registered service marks of Intuit Inc. in the United States and other countries.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled “About Non-GAAP Financial Measures” as well as the related Table B and Table E which follow it. A copy of the press release issued by Intuit on August 22, 2007 can be found on the investor relations page of Intuit’s Web site.
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Intuit Fourth Quarter 2007 Earnings

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including forecasts of Intuit’s expected financial results; its prospects for the business in fiscal 2008 and beyond; and all of the statements under the headings “Forward-Looking Guidance for Fiscal 2008,” “Fiscal 2008 Business Segment Guidance” and “First Quarter 2008 Guidance.”
Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: product introductions and price competition from our competitors can have unpredictable negative effects on our revenue, profitability and market position; governmental encroachment in our tax businesses or other governmental activities regulating the filing of tax returns could negatively affect our operating results and market position; we may not be able to successfully introduce new products and services to meet our growth and profitability objectives, and current and future products and services may not adequately address customer needs and may not achieve broad market acceptance, which could harm our operating results and financial condition; any failure to maintain reliable and responsive service levels for our offerings could cause us to lose customers and negatively impact our revenues and profitability; any significant product quality problems or delays in our products could harm our revenue, earnings and reputation; our participation in the Free File Alliance may result in lost revenue opportunities and cannibalization of our traditional paid franchise; any failure to properly use and protect personal customer information could harm our revenue, earnings and reputation; our acquisition activities may be disruptive to Intuit and may not result in expected benefits; our use of significant amounts of debt to finance acquisitions or other activities could harm our financial condition and results of operations; our revenue and earnings are highly seasonal and the timing of our revenue between quarters is difficult to predict, which may cause significant quarterly fluctuations in our financial results; predicting tax-related revenues is challenging due to the heavy concentration of activity in a short time period; we have implemented, and are continuing to upgrade, new information systems and any problems with these new systems could interfere with our ability to ship and deliver products and gather information to effectively manage our business; our financial position may not make repurchasing shares advisable or we may issue additional shares in an acquisition causing our number of outstanding shares to grow; and litigation involving intellectual property, antitrust, shareholder and other matters may increase our costs. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2006 and in our other SEC filings. You can locate these reports through our website at http://www.intuit.com/about_intuit/investors. Forward-looking statements are based on information as of August 22, 2007, and we do not undertake any duty to update any forward-looking statement or other information in these remarks.

Table A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,	July 31,	July 31,	July 31,
	2007	2006	2007	2006
Net revenue:
Product	$207,160	$188,085	$1,447,392	$1,335,430
Service and other	225,512	141,371	1,225,555	957,580

Total net revenue	432,672	329,456	2,672,947	2,293,010

Costs and expenses:
Cost of revenue:
Cost of product revenue	27,026	26,600	169,101	165,949
Cost of service and other revenue	90,851	57,319	309,419	232,588
Amortization of purchased intangible assets	13,055	1,622	30,926	8,785
Selling and marketing	154,665	130,713	742,368	657,588
Research and development	125,902	101,513	472,516	385,795
General and administrative	69,859	66,845	291,083	267,233
Acquisition-related charges	8,022	1,782	19,964	9,478

Total costs and expenses [A]	489,380	386,394	2,035,377	1,727,416

Operating income (loss) from continuing operations	(56,708)	(56,938)	637,570	565,594
Interest expense	(14,268)	—	(27,091)	—
Interest and other income	20,822	22,097	52,689	43,023
Gains on marketable equity securities and other investments, net	—	256	1,568	7,629
Gain on sale of outsourced payroll assets	31,270	—	31,676	—

Income (loss) from continuing operations before income taxes	(18,884)	(34,585)	696,412	616,246
Income tax provision (benefit) [B]	(6,541)	(15,784)	251,607	234,592
Minority interest expense, net of tax	516	68	1,337	691

Net income (loss) from continuing operations	(12,859)	(18,869)	443,468	380,963
Net income (loss) from discontinued operations [C]	(781)	15	(3,465)	36,000

Net income (loss)	$(13,640)	$(18,854)	$440,003	$416,963

Basic net income (loss) per share from continuing operations	$(0.04)	$(0.06)	$1.29	$1.10
Basic net income (loss) per share from discontinued operations	—	—	(0.01)	0.10

Basic net income (loss) per share	$(0.04)	$(0.06)	$1.28	$1.20

Shares used in basic per share amounts	337,550	342,505	342,637	347,854

Diluted net income (loss) per share from continuing operations	$(0.04)	$(0.06)	$1.25	$1.06
Diluted net income (loss) per share from discontinued operations	—	—	(0.01)	0.10

Diluted net income (loss) per share	$(0.04)	$(0.06)	$1.24	$1.16

Shares used in diluted per share amounts	337,550	342,505	355,815	360,471

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A
[A]	The following table summarizes the total share-based compensation expense included in operating expenses for stock options, restricted stock awards, RSUs and our Employee Stock Purchase Plan that we recorded for continuing operations for the periods shown. The impact of our adoption of SFAS 123(R) on discontinued operations was nominal for these periods.

	Three Months Ended		Twelve Months Ended
	July 31,	July 31,	July 31,	July 31,
	2007	2006	2007	2006
Cost of product revenue	$129	$197	$743	$941
Cost of service and other revenue	1,200	379	3,283	1,727
Selling and marketing	5,205	4,757	23,518	21,710
Research and development	5,305	4,303	21,511	18,896
General and administrative	6,489	6,107	27,258	27,066

Total	$18,328	$15,743	$76,313	$70,340

[B]	Our effective tax rate for the twelve months ended July 31, 2007 was approximately 36% and differed from the federal statutory rate of 35% primarily due to state income taxes, which were partially offset by the benefit we received from federal and state research and experimental credits and tax exempt interest income. In addition, in fiscal 2007 we benefited from the retroactive extension of the federal research and experimental credit as it related to fiscal 2006. Our effective tax rate for the twelve months ended July 31, 2006 was approximately 38% and differed from the federal statutory rate of 35% primarily due to state income taxes, which were partially offset by the benefit we received from federal and state research and experimental credits and tax exempt interest income.

[C]	In July 2007 we signed a definitive agreement to sell our Intuit Distribution Management Solutions (IDMS) business for approximately $100 million in cash. The sale was completed in August 2007. The decision to sell IDMS was a result of management’s desire to focus resources on Intuit’s core products and services. IDMS was part of our Other Businesses segment.

In accordance with the provisions of Statement of Financial Accounting Standards 144, “Accounting for the Impairment or Disposal of Long-lived Assets,” we determined that IDMS became a long-lived asset held for sale in the fourth quarter of fiscal 2007. SFAS 144 provides that a long-lived asset classified as held for sale should be measured at the lower of its carrying amount or fair value less cost to sell. Since the carrying value of IDMS at July 31, 2007 was less than the estimated fair value less cost to sell, no adjustment to the carrying value of this long-lived asset was necessary during the twelve months ended July 31, 2007. In accordance with the provisions of SFAS 144, we discontinued the amortization of IDMS intangible assets and the depreciation of IDMS property and equipment in the fourth quarter of fiscal 2007.

Also in accordance with the provisions of SFAS 144 we determined that IDMS became a discontinued operation in the fourth quarter of fiscal 2007. We have therefore segregated the net assets and operating results of IDMS from continuing operations on our balance sheets and statements of operations for all periods presented. Revenue for IDMS was $52.0 million and $49.3 million for the twelve months ended July 31, 2007 and 2006. Net loss for IDMS was $2.4 million and $3.5 million for the twelve months ended July 31, 2007 and 2006.

In December 2005 we sold our Intuit Information Technology Solutions (ITS) business for approximately $200 million in cash. In accordance with SFAS 144 we accounted for the sale of ITS as discontinued operations. Consequently, we have segregated the operating results and cash flows of ITS from continuing operations in our financial statements for all periods prior to the sale. Revenue for ITS was $20.2 million and net income was $5.2 million for the twelve months ended July 31, 2006. We also recorded a net gain on the disposal of ITS of $34.3 million in the twelve months ended July 31, 2006. We recorded a net loss of $1.1 million for certain contingent liabilities that became payable to the purchaser of ITS during the twelve months ended July 31, 2007.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES
The accompanying press release dated August 22, 2007 contains non-GAAP financial measures. Tables B and E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss) and related operating margin as a percentage of revenue, non-GAAP net income (loss) and non-GAAP net income (loss) per share.
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.
We believe that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when assessing the performance of the organization, our operating segments or our senior management. Segment managers are not held accountable for share-based compensation expenses, acquisition-related costs, or the other excluded items that may impact their business units’ operating income (loss) and, accordingly, we exclude these amounts from our measures of segment performance. We also exclude these amounts from our budget and planning process. We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods. We exclude the following items from our non-GAAP financial measures:
•	Share-based compensation expenses. Our non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options, restricted stock, restricted stock units and purchases of common stock under our Employee Stock Purchase Plan. Segment managers are not held accountable for share-based compensation expenses impacting their business units’ operating income (loss) and, accordingly, we exclude share-based compensation expenses from our measures of segment performance. While share-based compensation is a significant expense affecting our results of operations, management excludes share-based compensation from our budget and planning process. We exclude share-based compensation expenses from our non-GAAP financial measures for these reasons and the other reasons stated above. We compute weighted average dilutive shares using the method required by SFAS 123(R) for both GAAP and non-GAAP diluted net income per share.

•	Amortization of purchased intangible assets and acquisition-related charges. In accordance with GAAP, amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets related to acquisitions and acquisition-related charges in operating expenses includes amortization of other purchased intangible assets such as customer lists, covenants not to compete and trade names. Acquisition activities are managed on a corporate-wide basis and segment managers are not held accountable for the acquisition-related costs impacting their business units’ operating income (loss). We exclude these amounts from our measures of segment performance and from our budget and planning process. We exclude these items from our non-GAAP financial measures for these reasons, the other reasons stated above and because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

•	Gains and losses on disposals of businesses and assets. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operating results.

•	Gains and losses on marketable equity securities and other investments. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operating results.

•	Income tax effects of excluded items. Our non-GAAP financial measures exclude the income tax effects of the adjustments described above that relate to the current period as well as adjustments for similar items that relate to prior periods. We exclude the impact of these tax items for the reasons stated above and because management believes that they are not indicative of our ongoing business operations.

•	Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operations.
The following describes each non-GAAP financial measure, the items excluded from the most directly comparable GAAP measure in arriving at each non-GAAP financial measure, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
(A)	Operating income (loss) and related operating margin as a percentage of revenue. We exclude share-based compensation expenses, amortization of purchased intangible assets and acquisition-related charges from our GAAP operating income (loss) from continuing operations and related operating margin in arriving at our non-GAAP operating income (loss) and related operating margin primarily because we do not consider them part of ongoing operating results when assessing the performance of the organization, our operating segments and senior management or when undertaking our budget and planning process. We believe that the exclusion of these expenses from our non-GAAP financial measures also facilitates the comparison of results for current periods and guidance for future periods with results for prior periods. In addition, we exclude amortization of purchased intangible assets and acquisition-related charges from non-GAAP operating income (loss) and operating margin because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

(B)	Net income (loss) and net income (loss) per share (or earnings per share). We exclude share-based compensation expenses, amortization of purchased intangible assets, acquisition-related charges, net gains on marketable equity securities and other investments, gains and losses on disposals of businesses, certain tax items as described above, and amounts related to discontinued operations from our GAAP net income (loss) and net income (loss) per share in arriving at our non-GAAP net income (loss) and net income (loss) per share. We exclude all of these items from our non-GAAP net income (loss) and net income (loss) per share primarily because we do not consider them part of ongoing operating results when assessing the performance of the organization, our operating segments and senior management or when undertaking our budget and planning process. We believe that the exclusion of these items from our non-GAAP financial measures also facilitates the comparison of results for current periods and guidance for future periods with results for prior periods.

In addition, we exclude amortization of purchased intangible assets and acquisition-related charges from our non-GAAP net income (loss) and net income (loss) per share because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories. We exclude gains on marketable equity securities and other investments, net from our non-GAAP net income (loss) and net income (loss) per share because they are unrelated to our ongoing business operating results. Our non-GAAP financial measures exclude the income tax effects of the adjustments described above that relate to the current period as well as adjustments for similar items that relate to prior periods. We exclude the impact of these tax items because management believes that they are not indicative of our ongoing business operations. The effective tax rates used to calculate non-GAAP net income (loss) and net income (loss) per share were as follows: 37% for the fourth quarter of fiscal 2006 and full fiscal 2006; 36% for the fourth quarter of fiscal 2007 and full fiscal 2007; and 36% for fiscal 2008 guidance. Finally, we exclude amounts related to discontinued operations from our non-GAAP net income (loss) and net income (loss) per share because they are unrelated to our ongoing business operations.
We refer to these non-GAAP financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to Intuit’s historical operating results. We have historically reported similar non-GAAP financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.
The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table E include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments and sales of marketable equity securities and other investments.

Table B
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,	July 31,	July 31,	July 31,
	2007	2006	2007	2006
GAAP operating income (loss) from continuing operations	$(56,708)	$(56,938)	$637,570	$565,594
Amortization of purchased intangible assets	13,055	1,622	30,926	8,785
Acquisition-related charges	8,022	1,782	19,964	9,478
Share-based compensation expense	18,328	15,743	76,313	70,340

Non-GAAP operating income (loss)	$(17,303)	$(37,791)	$764,773	$654,197

GAAP net income (loss)	$(13,640)	$(18,854)	$440,003	$416,963
Amortization of purchased intangible assets	13,055	1,622	30,926	8,785
Acquisition-related charges	8,022	1,782	19,964	9,478
Share-based compensation expense	18,328	15,743	76,313	70,340
Net gains on marketable equity securities and other investments	—	(256)	(1,568)	(7,629)
Pre-tax gain on sale of outsourced payroll assets	(31,270)	—	(31,676)	—
Pre-tax gain on sale of certain assets of our ICBS business	—	(2,364)	—	(2,364)
Income tax effect of non-GAAP adjustments	(2,775)	(10,474)	(34,512)	(29,153)
Income taxes related to sale of certain assets of our ICBS business	—	10,106	—	10,106
Exclusion of discrete tax items	50	(8,735)	5,537	(3,458)
Discontinued operations	781	(15)	3,465	(36,000)

Non-GAAP net income (loss)	$(7,449)	$(11,445)	$508,452	$437,068

GAAP diluted net income (loss) per share	$(0.04)	$(0.06)	$1.24	$1.16
Amortization of purchased intangible assets	0.04	0.01	0.09	0.02
Acquisition-related charges	0.02	0.01	0.06	0.03
Share-based compensation expense	0.05	0.05	0.21	0.20
Net gains on marketable equity securities and other investments	—	—	—	(0.02)
Pre-tax gain on sale of outsourced payroll assets	(0.09)	—	(0.09)	—
Pre-tax gain on sale of certain assets of our ICBS business	—	(0.01)	—	(0.01)
Income tax effect of non-GAAP adjustments	—	(0.03)	(0.11)	(0.09)
Income taxes related to sale of certain assets of our ICBS business	—	0.03	—	0.03
Exclusion of discrete tax items	—	(0.03)	0.02	(0.01)
Discontinued operations	—	—	0.01	(0.10)

Non-GAAP diluted net income (loss) per share	$(0.02)	$(0.03)	$1.43	$1.21

Shares used in diluted per share amounts	337,550	342,505	355,815	360,471

See “About Non-GAAP Financial Measures” immediately preceding this Table B for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

Table C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 31,	July 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$255,201	$179,601
Investments	1,048,470	1,017,599
Accounts receivable, net	131,691	88,123
Income taxes receivable	54,178	64,178
Deferred income taxes	84,682	47,199
Prepaid expenses and other current assets	54,854	50,938
Current assets of discontinued operations	8,515	12,093

Current assets before funds held for payroll customers	1,637,591	1,459,731
Funds held for payroll customers	314,341	357,299

Total current assets	1,951,932	1,817,030

Property and equipment, net	298,396	193,617
Goodwill	1,517,036	463,215
Purchased intangible assets, net	292,884	44,595
Long-term deferred income taxes	72,066	144,697
Loans to officers	8,865	8,865
Other assets	58,636	40,392
Long-term assets of discontinued operations	52,211	57,616

Total assets	$4,252,026	$2,770,027

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$119,799	$68,547
Accrued compensation and related liabilities	192,286	167,990
Deferred revenue	313,753	282,943
Income taxes payable	33,278	33,560
Other current liabilities	171,650	88,932
Current liabilities of discontinued operations	15,002	16,703

Current liabilities before payroll customer fund deposits	845,768	658,675
Payroll customer fund deposits	314,341	357,299

Total current liabilities	1,160,109	1,015,974

Long-term debt	997,819	—
Other long-term obligations	57,756	15,399

Total liabilities	2,215,684	1,031,373

Minority interest	1,329	568
Stockholders’ equity	2,035,013	1,738,086

Total liabilities and stockholders’ equity	$4,252,026	$2,770,027

Table D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,	July 31,	July 31,	July 31,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income (loss)	$(13,640)	$(18,854)	$440,003	$416,963
Net (income) loss from ITS discontinued operations	—	—	1,140	(39,533)

Net income (loss) from continuing operations	(13,640)	(18,854)	441,143	377,430
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) operating activities:
Depreciation	25,609	25,359	94,175	94,237
Acquisition-related charges	8,987	2,747	23,823	13,337
Amortization of purchased intangible assets	13,334	1,901	32,042	9,902
Amortization of purchased intangible assets to cost of service and other revenue	1,734	2,447	8,488	9,263
Share-based compensation	18,558	15,997	77,314	71,361
Amortization of premiums and discounts on available-for-sale debt securities	1,125	820	4,025	3,606
Net gains on marketable equity securities and other investments	—	(256)	(1,568)	(7,629)
Pre-tax gain on sale of outsourced payroll assets	(31,270)	—	(31,676)	—
Deferred income taxes	(27,425)	16,335	(39,200)	(18,943)
Tax benefit from share-based compensation plans	23,972	11,847	56,081	57,956
Excess tax benefit from share-based compensation plans	(12,682)	(4,032)	(30,913)	(26,981)
Other	1,019	(1,895)	2,187	(976)

Subtotal	9,321	52,416	635,921	582,563

Changes in operating assets and liabilities:
Accounts receivable	53,076	47,205	(3,913)	(10,981)
Prepaid expenses, income taxes and other current assets	(43,083)	(38,084)	1,600	(2,912)
Accounts payable	(6,887)	(22,200)	18,574	4,256
Accrued compensation and related liabilities	43,677	32,435	3,641	26,438
Deferred revenue	77,136	78,325	23,250	18,656
Income taxes payable	(158,949)	(207,326)	(1,202)	(6,276)
Other liabilities	(62,196)	(78,929)	48,889	(16,284)

Total changes in operating assets and liabilities	(97,226)	(188,574)	90,839	12,897

Net cash provided by (used in) operating activities of continuing operations	(87,905)	(136,158)	726,760	595,460
Net cash provided by operating activities of ITS discontinued operations	—	—	—	14,090

Net cash provided by (used in) operating activities	(87,905)	(136,158)	726,760	609,550

Cash flows from investing activities:
Purchase of available-for-sale debt securities	(488,337)	(365,201)	(2,466,642)	(1,636,765)
Liquidation of available-for-sale debt securities	557,670	333,994	1,997,825	1,388,216
Maturity of available-for-sale debt securities	75,885	42,244	528,647	137,440
Proceeds from the sale of marketable equity securities	—	256	858	10,256
Net change in funds held for payroll customers’ money market funds and other cash equivalents	(149,455)	51,491	(51,242)	539
Purchases of property and equipment	(63,949)	(22,623)	(153,257)	(82,074)
Proceeds from sale of property	—	—	22	3,026
Change in other assets	(578)	(5,310)	(8,838)	(11,034)
Net change in payroll customer fund deposits	55,255	(51,491)	(42,958)	(539)
Acquisitions of businesses and intangible assets, net of cash acquired	(2,515)	(5,373)	(1,271,791)	(42,231)
Cash received from acquirer of outsourced payroll assets	10,588	—	54,900	—
Proceeds from divestiture of business	—	23,169	—	23,169

Net cash provided by (used in) investing activities of continuing operations	(5,436)	1,156	(1,412,476)	(209,997)
Net cash provided by (used in) investing activities of ITS discontinued operations	(1,140)	—	19,849	171,833

Net cash provided by (used in) investing activities	(6,576)	1,156	(1,392,627)	(38,164)

Cash flows from financing activities:
Proceeds from bridge credit facility	—	—	1,000,000	—
Retirement of bridge credit facility	—	—	(1,000,000)	—
Issuance of long-term debt, net of discounts	—	—	997,755	—
Net proceeds from issuance of common stock under stock plans	60,442	61,760	211,370	279,306
Purchase of treasury stock	—	(4,201)	(506,751)	(784,186)
Excess tax benefit from share-based compensation plans	12,682	4,032	30,913	26,981
Debt issuance costs and other	8,195	421	573	(923)

Net cash provided by (used in) financing activities	81,319	62,012	733,860	(478,822)

Effect of exchange rates on cash and cash equivalents	3,790	(378)	7,607	3,195

Net increase (decrease) in cash and cash equivalents	(9,372)	(73,368)	75,600	95,759
Cash and cash equivalents at beginning of period	264,573	252,969	179,601	83,842

Cash and cash equivalents at end of period	$255,201	$179,601	$255,201	$179,601

Table E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE, OPERATING INCOME (LOSS), AND EPS
(In thousands, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP				Non-GAAP
	Range of Estimate				Range of Estimate
	From	To	Adjustments		From	To
Three Months Ending October 31, 2007
Revenue	$426,000	$441,000	$—		$426,000	$441,000
Operating loss	$(116,000)	$(105,000)	$49,000	[a]	$(67,000)	$(56,000)
Diluted loss per share	$(0.09)	$(0.07)	$(0.05)	[b]	$(0.14)	$(0.12)
Shares	338,000	340,000			338,000	340,000

Three Months Ending January 31, 2008
Revenue	$833,000	$848,000	$—		$833,000	$848,000
Diluted earnings per share	$0.28	$0.30	$0.06	[c]	$0.34	$0.36

Three Months Ending April 30, 2008
Revenue	$1,268,000	$1,293,000	$—		$1,268,000	$1,293,000
Diluted earnings per share	$1.25	$1.28	$0.08	[d]	$1.33	$1.36

Three Months Ending July 31, 2008
Revenue	$466,000	$471,000	$—		$466,000	$471,000
Diluted loss per share	$(0.13)	$(0.11)	$0.09	[e]	$(0.04)	$(0.02)

Twelve Months Ending July 31, 2008
Revenue	$3,000,000	$3,050,000	$—		$3,000,000	$3,050,000
Operating income	$660,000	$675,000	$195,000	[f]	$855,000	$870,000
Operating margin	21%	22%	7%	[f]	28%	29%
Diluted earnings per share	$1.41	$1.43	$0.18	[g]	$1.59	$1.61
Shares	345,000	348,000			345,000	348,000

See “About Non-GAAP Financial Measures” immediately preceding Table B for more information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

[a]	Reflects estimated adjustments for share-based compensation expense of approximately $28 million; amortization of purchased intangible assets of approximately $11 million; and acquisition-related charges of approximately $10 million.

[b]	Reflects the estimated adjustments in item [a]; an adjustment for an expected pre-tax gain on the sale of certain assets related to our Complete Payroll and Premier Payroll Service businesses of approximately $35 million; income taxes related to these adjustments; and an adjustment for an estimated net gain from discontinued operations of approximately $26 million.

[c]	Reflects estimated adjustments for share-based compensation expense of approximately $28 million; amortization of purchased intangible assets of approximately $11 million; acquisition-related charges of approximately $10 million; an adjustment for an expected pre-tax gain on the sale of certain assets related to our Complete Payroll and Premier Payroll Service businesses of approximately $18 million; and income taxes related to these adjustments.

[d]	Reflects adjustments for share-based compensation expense of approximately $27 million; amortization of purchased intangible assets of approximately $11 million; acquisition-related charges of approximately $10 million; an adjustment for an expected pre-tax gain on the sale of certain assets related to our Complete Payroll and Premier Payroll Service businesses of approximately $8 million; and income taxes related to these adjustments.

[e]	Reflects adjustments for share-based compensation expense of approximately $28 million; amortization of purchased intangible assets of approximately $11 million; acquisition-related charges of approximately $10 million; and income taxes related to these adjustments.

[f]	Reflects estimated adjustments for share-based compensation expense of approximately $111 million; amortization of purchased intangible assets of approximately $44 million; and acquisition-related charges of approximately $40 million.

[g]	Reflects the estimated adjustments in item [f]; an adjustment for an expected pre-tax gain on the sale of certain assets related to our Complete Payroll and Premier Payroll Service businesses of approximately $61 million; income taxes related to these adjustments; and an adjustment for an estimated net gain from discontinued operations of approximately $26 million.